UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2023
 Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (281) 362-6800

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Certain Officers
E. Chipman Earle, Vice President, General Counsel, Chief Compliance Officer, Chief Administrative Officer and Corporate Secretary of Newpark Resources, Inc. (the “Company”) will be departing the Company effective April 30, 2023 (the “Departure Date”). Mr. Earle’s departure is part of a larger restructuring of the Company’s support functions (including the legal, tax, and human resources functions) that is intended to resize and reduce the Company’s overall general and administrative expenses to better align with the Company’s overall scale and complexity.
The Company has determined that the termination is without “cause” as defined in the Company’s U.S. Executive Severance Plan (the “Severance Plan”) and his Employment Agreement with the Company (as amended to date, the “Employment Agreement”). Until the Departure Date, Mr. Earle will continue to perform his services to the Company, including overseeing the transition of his roles and responsibilities to Celeste Frugé, age 50, the Company’s Deputy General Counsel and Assistant Corporate Secretary. As of the Departure Date, Mr. Earle will become entitled to receive certain previously disclosed payments and benefits due to him in accordance with the Company’s U.S. Executive Severance Plan (the “Severance Plan”) and his Employment Agreement with the Company (as amended to date, the “Employment Agreement”). In addition, Mr. Earle will receive payment of the amount due under his previously disclosed Cash Retention Award Agreement with the Company (the “Retention Agreement”). Severance benefits will be subject to compliance with general release conditions and certain restrictive covenants, including a non-disparagement covenant, an agreement not to disclose confidential information, and to non-competition and non-solicitation covenants that apply for 12 months following the Effective Date.
The descriptions of the Severance Plan, the Employment Agreement and the Retention Agreement set forth above are qualified in their entirety by the Severance Plan, which is attached hereto as Exhibit 10.1, the Employment Agreement, which is attached hereto as Exhibits 10.2, 10.3 and 10.4, and the Retention Agreement, which is attached hereto as Exhibit 10.5, each of which is incorporated herein by reference.
Appointment of Certain Officers
The Company has appointed Ms. Frugé to succeed Mr. Earle as the Company’s Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, effective May 1, 2023. Ms. Frugé has served as the Company’s Deputy General Counsel and Assistant Corporate Secretary since February 2020 and has been employed with the Company since April 2008 in various legal roles of increasing responsibility, including the role of Associate General Counsel from January 2011 to February 2020 and Senior Corporate Counsel from April 2008 through December 2010.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Newpark Resources, Inc. U.S. Executive Severance Plan, incorporated by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10-Q filed on November 4, 2020 (SEC File No. 001-02960).
10.2
Employment Agreement, dated as of August 15, 2018, between Newpark Resources, Inc. and Edward Chipman Earle, incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q filed on April 26, 2019 (SEC File No. 001-02960).

10.3
Amendment to Employment Agreement and Change in Control Agreement dated April 6, 2020 between Newpark Resources, Inc. and E. Chipman Earle, incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on April 8, 2020 (SEC File No. 001-02960).

10.4
Amendment to Employment Agreement and Change in Control Agreement dated May 19, 2021 between Newpark Resources, Inc. and E. Chipman Earle, incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on May 24, 2021 (SEC File No. 001-02960).

10.5	Form of Cash Retention Award Agreement dated August 17, 2021, incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed on August 23, 2021 (SEC File No. 001-02960).
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
(Registrant)

Date:	April 7, 2023	By:	/s/ Gregg S. Piontek
Gregg S. Piontek
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)